Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852

TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                     France


                                  July 23, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                      Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as counsel to iVoice.com, Inc., a Delaware corporation ("iVoice") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration for resale under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 165,893,750 shares of iVoice's Class A common stock, par value $.01 per share (the "Shares"), issued or issuable by iVoice to the selling stockholders named in the Registration Statement as follows:

1. 110,000,000 Shares that iVoice may issue to Maple Avenue, LLC ("Maple Avenue") in accordance with the terms of an investment agreement between iVoice and Maple Avenue dated July 18, 2001 (the "Investment Agreement");

2. 35,000,000 Shares that iVoice may issue to Meridian Equities International, Inc. ("Meridian") upon conversion of $150,000 of iVoice's 8% convertible debentures (the "$150,000 Debentures");

3. 19,650,000 Shares that iVoice may issue to certain purchasers upon conversion of $275,000 of iVoice's 8% convertible debentures (the "$275,000 Debentures");

4. 450,000 Shares that iVoice may issue upon the exercise of a warrant iVoice issued to Maple Avenue as a commitment fee for entering into the Investment Agreement (the "Maple Warrant");

5. 250,000 Shares that iVoice may issue upon exercise of a warrant iVoice issued to Meridian as a commitment fee for purchasing the $150,000 Debentures (the "Placement Warrant");

6. 171,875 Shares that iVoice may issue upon the exercise of a warrant iVoice issued to Michael Jacobs of The May Davis Group, Inc. as a placement fee for finding the purchasers of the $275,000 Debentures (the "Jacobs Warrant");

7. 171,875 Shares that iVoice may issue upon the exercise of a warrant iVoice issued to Owen May of The May Davis Group, Inc. as a placement fee for finding the purchasers of the $275,000 Debentures (the "May Warrant"); and

8. 200,000 Shares issued to Finnegan USA in consideration of consulting services rendered by Finnegan USA to iVoice in accordance with a Consulting Agreement dated as of March 15, 2001 (the "Issued Shares").

        In connection with registration of the Shares, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including but not limited to the Investment Agreement, the $150,000 Debentures, the $275,000 Debentures, the Maple Warrant, the Placement Warrant, the Jacobs Warrant, the May Warrant and copies of resolutions of iVoice's board of directors authorizing the issuance of the Shares and their registration pursuant to the Registration Statement. In rendering this opinion, we have (a) assumed (1) the genuineness of all signatures on all documents examined by us, (2) the authenticity of all documents submitted to us as originals, and (3) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (1) certificates of public officials and (2) as to matters of fact, statements and certificates of officers and representatives of iVoice.

        Based upon the foregoing, we are of the opinion that the Issued Shares are validly issued, fully paid and non-assessable, and that all other Shares, when issued in accordance with the terms of the Investment Agreement, the $150,000 Debentures, the $275,000 Debentures, the Maple Warrant, the Placement Warrant, the Jacobs Warrant and the May Warrant, as the case may be, for consideration equal to or greater than the par value at the time of issuance, will be validly issued, fully paid and non-assessable.

        We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

        The opinion expressed herein are based upon the laws in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law be changed by legislative action, judicial decision, or otherwise.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                     Very truly yours,



                                     /s/ Kramer Levin Naftalis & Frankel LLP